                                   EXHIBIT 1

                              Supplement to Item 2

                              SUPPLEMENT TO ITEM 2

Name and residence         Position with          Principal employment and
or business address        CytRx Corporation      Principal business of employer

Jack J. Luchese            Chairman of the Board  Chairman of the Board,
CytRx Corporation          President and Chief    President and Chief Executive
154 Technology Parkway     Executive Officer      Officer, CytRx Corporation,
Norcross, Georgia  30092                          the principal business of
                                                  which is the development and
                                                  commercialization of
                                                  pharmaceutical related
                                                  products and services
                                                  including human therapeutics.

Mark W. Reynolds           Chief Financial        Chief Financial Officer
CytRx Corporation          Officer and Secretary  and Secretary, CytRx
154 Technology Parkway                            Corporation
Norcross, Georgia  30092

William  B. Fleck          Vice President -       Vice President - Human
CytRx Corporation          Human Resources        Resources, CytRx Corporation
154 Technology Parkway
Norcross, Georgia  30092

R. Martin Emanuele, Ph.D.  Vice President -       Vice President - Preclinical
CytRx Corporation          Preclinical Research   Research and Development,
154 Technology Parkway     and Development        CytRx Corporation
Norcross, Georgia  30092

Raymond C. Carnahan, Jr.   Director               Retired pharmaceutical
CytRx Corporation                                 executive
154 Technology Parkway
Norcross, Georgia  30092

Herbert H. McDade, Jr.     Director               Chairman, President and CEO
CytRx Corporation                                 of Access Pharmaceutical Co.,
154 Technology Parkway                            a biotechnology company
Norcross, Georgia  30092

Jack L. Bowman             Director               Retired pharmaceutical
CytRx Corporation                                 executive
154 Technology Parkway
Norcross, Georgia  30092

Max Link, Ph.D.            Director               Retired pharmaceutical
CytRx Corporation                                 executive
154 Technology Parkway
Norcross, Georgia  30092